As filed with the Securities and Exchange Commission on March 15, 2017

Registration No. 333-172832

Registration No. 333-150366

Registration No. 333-150365

Registration No. 333-144415

Registration No. 333-131579

Registration No. 333-126463

Registration No. 333-113747

Registration No. 333-103815

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-172832

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150366

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150365

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144415

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-131579

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126463

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-113747

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-103815

UNDER

THE SECURITIES ACT OF 1933

TOTAL S.A.

(Exact name of registrant as specified in its charter)

Republic of France	98-0227345
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Phone: +33 (0)1 47 44 45 46

(Address of principal executive offices) (Zip code)

TOTAL HOLDINGS USA, INC. 2011 EMPLOYEE SHAREHOLDER PLAN

TOTAL HOLDINGS USA, INC. 2008 EMPLOYEE SHAREHOLDER PLAN

TOTAL S.A. 2007 STOCK OPTION PLAN

TOTAL S.A. 2006 STOCK OPTION PLAN

TOTAL S.A. 2005 STOCK OPTION PLAN

TOTAL HOLDINGS USA, INC. 2006 EMPLOYEE SHAREHOLDER PLAN

TOTAL S.A. 2004 STOCK OPTION PLAN

TOTAL S.A. 2003 STOCK OPTION PLAN

TOTAL S.A. 2002 STOCK OPTION PLAN

TOTAL HOLDINGS USA, INC. 2004 EMPLOYEE SHAREHOLDER PLAN

TOTAL FINA ELF S.A. 2002 STOCK OPTION PLAN

TOTAL FINA ELF S.A. 2001 STOCK OPTION PLAN

TOTAL FINA ELF S.A. 2000 STOCK OPTION PLAN

TOTAL FINA S.A. 1999 STOCK OPTION PLAN

TOTAL S.A. 1998 STOCK OPTION PLAN

(Full Titles of the Plans)

Ms. Elizabeth Matthews

TOTAL Holdings USA, Inc.

1201 Louisiana Street, Suite 1800

Houston, Texas 77002

(713) 483-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

TOTAL S.A. (the “Registrant”) is filing these post-effective amendments (these “Post-Effective Amendments”) to the following registration statements on Form S-8 (the “Registration Statements”) to terminate the effectiveness of the Registration Statements, because the offering of securities pursuant to the Registration Statements has been completed and no securities registered under the Registration Statements remain to be sold:

•	Registration Statement on Form S-8 (No. 333-172832), pertaining to the registration of 250,000 Shares, par value of €2.50/share, issuable under the TOTAL HOLDINGS USA, INC. 2011 EMPLOYEE SHAREHOLDER PLAN, which was filed with the United States Securities and Exchange Commission (the “Commission”) on March 15, 2011;

•	Registration Statement on Form S-8 (No. 333-150366), pertaining to the registration of 250,000 Shares, par value of €2.50/share, issuable under the TOTAL HOLDINGS USA, INC. 2008 EMPLOYEE SHAREHOLDER PLAN, which was filed with the Commission on April 22, 2008;

•	Registration Statement on Form S-8 (No. 333-150365), pertaining to the registration of 140,000 Shares, par value of €2.50/share, issuable under the TOTAL S.A. 2007 STOCK OPTION PLAN, which was filed with the Commission on April 22, 2008;

•	Registration Statement on Form S-8 (No. 333-144415), pertaining to the registration of 204,369 Shares, par value of €2.50/share, issuable under the TOTAL S.A. 2006 STOCK OPTION PLAN and 212,384 Shares, par value of €2.50/share, issuable under the TOTAL S.A. 2005 STOCK OPTION PLAN, which was filed with the Commission on July 9, 2007;

•	Registration Statement on Form S-8 (No. 333-131579), pertaining to the registration of 500,000 Shares, par value of €2.50/share, issuable under the TOTAL HOLDINGS USA, INC. 2006 EMPLOYEE SHAREHOLDER PLAN, which was filed with the Commission on February 6, 2006;

•	Registration Statement on Form S-8 (No. 333-126463), pertaining to the registration of 197,695 Shares, par value of €2.50/share, issuable under the TOTAL S.A. 2004 STOCK OPTION PLAN, 199,135 Shares, par value of €2.50/share, issuable under the TOTAL S.A. 2003 STOCK OPTION PLAN and 14,110 Shares, par value of €2.50/share, issuable under the TOTAL S.A. 2002 STOCK OPTION PLAN, which was filed with the Commission on July 8, 2005;

•	Registration Statement on Form S-8 (No. 333-113747), pertaining to the registration of 500,000 Shares, par value of €2.50/share, issuable under the TOTAL HOLDINGS USA, INC. 2004 EMPLOYEE SHAREHOLDER PLAN, which was filed with the Commission on March 19, 2004 and amended on April 8, 2004; and

•	Registration Statement on Form S-8 (No. 333-103815), pertaining to the registration of 154,940 Shares, par value of €2.50/share, issuable under the TOTAL FINA ELF S.A. 2002 STOCK OPTION PLAN, 73,580 Shares, par value of €2.50/share, issuable under the TOTAL FINA ELF S.A. 2001 STOCK OPTION PLAN, 99,100 Shares, par value of €2.50/share, issuable under the TOTAL FINA ELF S.A. 2000 STOCK OPTION PLAN, 87,850 Shares, par value of €2.50/share, issuable under the TOTAL FINA S.A. 1999 STOCK OPTION PLAN and 30,600 Shares, par value of €2.50/share, issuable under the TOTAL S.A. 1998 STOCK OPTION PLAN, which was filed with the Commission on March 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Post-Effective Amendments and has duly caused these amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on March 15, 2017.

TOTAL S.A.

By:	/s/ JEAN-PIERRE SBRAIRE
Name:	Jean-Pierre Sbraire
Title:	Treasurer